Exhibit 99.1

Sharon AI Announces Six Year Strategic Compute Collaboration with NVIDIA

NVIDIA and Sharon AI to deploy 72MW AI factory and up to 40,000 Grace Blackwell GB300 GPUs in Australia

New York, USA, June 12th, 2026 – Today, SharonAI Holdings Inc. (NASDAQ:SHAZ) (“Sharon AI” or “the Company”), a leading Australian AI Cloud, announced the signing of a six-year AI infrastructure compute collaboration with NVIDIA (NASDAQ: NVDA).

Under the terms of the agreement, NVIDIA and Sharon AI are collaborating to enable 72 megawatts (MW) of new data center capacity in Australia. The companies will deploy NVIDIA’s DSX AI factory design, scaling up to 40,000 Grace Blackwell GB300 GPU’s to serve growing demand from AI startups, enterprise and university researchers.

The collaboration is structured so that Sharon AI can commit to large-scale NVIDIA infrastructure while aligning economics through a revenue-sharing and credit-support model. Sharon AI will sell NVIDIA-powered cloud services, and NVIDIA will earn both standard product revenue and a share of the cloud revenue on the supported capacity. This structure accelerates adoption of NVIDIA platforms among customers that historically lacked access to capital-intensive AI infrastructure, while giving Sharon AI a capital-efficient path to scale and providing NVIDIA with a recurring, usage-linked earnings stream.

“This strategic compute collaboration with NVIDIA marks a pivotal moment in Sharon AI’s mission to deliver sovereign, large-scale AI compute infrastructure. Securing access to 72MW of data center capacity enables us to deploy up to an additional 40,000 Grace Blackwell GB300 GPUs, providing access to accelerated compute to enterprise, startup and AI native customers who otherwise may not have been able to access it.”

said James Manning, Co-Founder and Chief Executive Officer, at Sharon AI

The compute collaboration expands upon Sharon AI’s established position as a certified NVIDIA Cloud Partner and its existing infrastructure footprint within Australian data centers. It reinforces Sharon AI’s role as a key enabler of DSX AI factories and sovereign AI solutions for AI startups, enterprise, government, research, and hyperscale customers.

Following this agreement, Sharon AI’s total AI factory capacity has to 132MW, of which 102MW is now contracted to end customers. The company expects to have more than 55,000 total NVIDIA GPUs deployed by mid 2027.

-ENDS-

Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it uses other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI) to disseminate information about the Company, and can be additional sources of information outside press releases, regulatory filings with the Securities and Exchange Commission (SEC) and any other conference calls, webcasts, investor days, etc. that the company may hold.

About Sharon AI

SharonAI Holdings Inc. (NASDAQ: SHAZ) and its subsidiaries (“Sharon AI”), a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU/CPU Compute Infrastructure. Our AI Cloud platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Contacts

Sharon AI Media Enquiries:

Ross Barrows – Head of Capital Strategy & Investor Relations

Ross.barrows@sharonai.com

Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

# # #

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts, and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Forward-looking statements in this release include specific statements regarding the completion of the offering and the intended use of proceeds. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;

●	Receipt and use of proceeds;

●	The deployment of assets and expansion of network procurement;

●	Sharon AI’s ability to engage with additional potential customers;

●	Expansion of Sharon AI’s data center footprint and capacity; and

●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

-3-